Exhibit 10.56

FERGUSON PLC
2023 OMNIBUS EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Ferguson plc 2023 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), Ferguson plc, a Jersey public limited company (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Non-Employee Director Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units, granted pursuant to Article VII of the Plan, which vest subject to time-vesting conditions as set forth below
Participant:
Date of Grant:
Vesting Date:	The date of the Company's next annual shareholders meeting
Total Number of Restricted Stock Units:

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Non-Employee Director Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision in this Grant Notice or the Agreement to the contrary, if you fail to execute and deliver this Grant Notice to the Company within 90 days following the Date of Grant set forth above, then this Award will terminate automatically without any further action by the Company, and this Grant Notice and the Agreement will be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
FERGUSON PLC

By:___________________________
Name:
Title:

PARTICIPANT

Name: ________________________

Signature Page to
Non-Employee Director Restricted Stock Unit Grant Notice

EXHIBIT A

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
This Non-Employee Director Restricted Stock Unit Award Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Ferguson plc, a Jersey public limited company (the “Company”), and ____________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. In consideration of the Participant’s past and/or continued service to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs. Except as otherwise set forth in Sections 3 or 6, the RSUs shall become fully vested as of the Vesting Date set forth in the Grant Notice, subject to Participant’s continued service through the Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason prior to the Vesting Date. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. Notwithstanding anything to the contrary herein, no RSUs granted hereunder shall vest unless and until the issue or transfer of Shares after such vesting would be lawful in all relevant jurisdictions and in compliance with the listing rules for the listing on which such Shares would be exchanged, any relevant share dealing code of the Company, the City Code of Takeovers and Mergers and any other relevant regulation or enactment related to the vesting of such RSUs in any jurisdiction in which the Participant is resident for tax purposes.
3.Termination and Forfeiture of RSUs. Subject to the Committee’s discretion to accelerate vesting hereunder,
(a)upon the Participant’s Termination of Service prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section

3), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
(b)notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon (i) the Participant’s Termination of Service due to the Participant’s death or Disability or (ii) a Change in Control, in each case, so long as the Participant continuously provides services to the Company or an Affiliate from the Date of Grant through such event.
4.Dividend Equivalent Rights. If the Company pays a cash dividend in respect of its outstanding Ordinary Shares and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not vested and been settled in accordance with Section 5, the Company shall credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of Ordinary Shares related to the portion of the RSUs that have not been settled or forfeited as of such record date and such amount shall be paid in Shares calculated by a method approved by the Committee at the same time and only to the extent that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to shareholders of the Company. Share or property dividends on Ordinary Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that such share or property dividends shall be paid in (i) Ordinary Shares, (ii) in the case of a spin-off, shares of the entity that is spun-off from the Company, or (iii) other property, as applicable and in each case, at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Such account is intended to constitute an “unfunded” account, and neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed as to create a trust of any kind. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.
5.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2 or Section 3, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of RSUs subject to this Award. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

6.Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any United Kingdom, federal, state, local and/or foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. At the discretion of the Company, any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
7.Non-Transferability. During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
10.Execution of Receipts. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.
11.No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to a continued service relationship with the Company or any other entity, or affect in any way the right of the Company or any other entity to terminate such service relationship at any time. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of restricted stock units or other Awards or any payment or benefits in the future. Any future Awards will be granted at the sole discretion of the Company.
12.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)    If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Ferguson plc:

Attn: Office of the Chief Legal Officer
Ferguson Enterprises LLC
751 Lakefront Commons
Newport News, VA 23606
If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
14.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
15.Entire Agreement; Amendment. This Agreement, including, for the avoidance of doubt, the Grant Notice, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially and adversely reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company. The parties hereto acknowledge and agree that this Agreement and the RSUs granted hereby replace and supersede any and all awards granted pursuant to the Ferguson Non-Employee Director Incentive Plan 2022 (“Prior Awards”), and the Participant expressly forfeits all rights with respect to such Prior Awards and under any agreement or instrument in respect of such Prior Awards.
16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

17.Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company recoupment policy or any other agreement or arrangement with the Participant, including, without limitation, the Company’s Executive Compensation Clawback Policy (including Appendices A and B thereof) adopted September 20, 2023, as amended from time to time, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law.
18.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF VIRGINIA LAW.
19.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
20.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including the Grant Notice, and not to any particular provision of this Agreement. All references herein to Sections and the Grant Notice shall, unless the context requires a different construction, be deemed to be references to the Sections and Grant Notice of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

21.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
22.[Section 409A. The Plan, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” ( within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. Notwithstanding the foregoing, the Company makes no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.]1

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1 Note to Draft: To be included for Participants who are US taxpayers.
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